Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Continued Growth in Recurring Monthly Revenue, Pipeline and Investments Fuel Expanding Sales

St. Louis, MO - March 31, 2015 – Interface Security Systems Holdings, Inc. (along with its subsidiaries, the "Company") today reported financial and operating results for the three and twelve months ended December 31, 2014.

Key Highlights:

•	Total revenue of $34.3 million for the fourth quarter of 2014, an increase of 6.5%, compared to $32.2 million for the same quarterly period in 2013.

•	Total Recurring Monthly Revenue (“RMR”) at December 31, 2014 of $8.4 million, with an increase in new RMR installed of 19.4% compared to December 31, 2013.

•	Average revenue per user (“ARPU”) of $109.16 for the twelve months ended December 31, 2014, up from $81.12 for the same period last year.

•	Net loss of $18.0 million and Adjusted EBITDA[1] of $7.7 million for the fourth quarter ended December 31, 2014.

•	Full year 2014 revenue declined to $122.8 million with a net loss of $18.7 million and Adjusted EBITDA[1] of $30.4 million.

“We continue to demonstrate significant progress in our organic RMR growth and increasing customer ARPU from our national account pipeline resulting in steady expansion of our revenue base. This strong internal growth has been somewhat overshadowed by the decline in revenue and Adjusted EBITDA1 from the sale of our Hawk Residential Assets in the beginning of the year,” said Michael Shaw, CEO of Interface Security Systems. “Our investments in new product development, improved service delivery infrastructure and marketing initiatives including a new website with enhanced search engine optimization is creating long term value, improved customer service and lower creations costs. Customer growth continues to drive improving financial performance with lower attrition and subscriber creation multiples. These operational results coupled with our focus on selling bundled services to national accounts and continued investments in infrastructure should serve as a great foundation for continued growth in 2015.”

1 Adjusted EBITDA is defined in the "Use of Non-GAAP Financial Measures" section and is reconciled to net loss in the addendum of this news release.

Fourth Quarter 2014 Results

	Three Months Ended December 31,		Percent Change
	2014	2013

Revenue
Services	$29,131	$28,660	1.6%
Products	5,145	3,538	45.4%
Total revenue	34,276	32,198	6.5%

Costs and Expenses
Cost of services	28,455	21,853	30.2%
Cost of products	4,808	3,568	34.8%
General and administrative expenses	6,653	7,409	(10.2)%
Amortization	1,789	3,399	(47.4)%
Depreciation	2,680	2,565	4.5%
Loss on extinguishment of debt	—	(135)	(100.0)%
Loss on sale of long-lived assets	671	80	738.8%
Total costs and expenses	45,056	38,739	16.3%
Loss from operations	(10,780)	(6,541)	64.8%
Interest expense	(6,175)	(6,097)	1.3%
Interest income	3	4	(25.0)%
Loss before provision for income taxes	(16,952)	(12,634)	34.2%
Provision for income taxes	(1,013)	(208)	*
Net loss	(17,965)	(12,842)	39.9%
Redeemable Class A Preferred stock dividends	—	(2,721)	*
Redeemable Class C Preferred stock dividends	—	(972)	*
Convertible and redeemable Class E Preferred stock dividends	—	(616)	*
Convertible and redeemable Class F Preferred stock dividends	—	(158)	*
Redeemable Class G Preferred stock dividends	—	(213)	*
Net loss attributable to common stockholders	$(17,965)	$(17,522)	2.5%
________________________
*Not meaningful

Revenue

The Company reported total revenue of $34.3 million for the three months ended December 31, 2014, an increase of 6.5%, as compared to the three months ended December 31, 2013.

Services revenue increased $0.5 million, or 1.6%, to $29.1 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013. The increase was primarily due to an increase of $1.9 million in new monitoring revenues and $1.6 million in installation services revenue offset by a decrease of $3.1 million in services revenue related to the Transferred Assets.

Products revenue increased $1.6 million, or 45.4%, to $5.1 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013 primarily due to a $1.3 million increase in product installations revenue from completing Contracted Backlog.

Costs and Expenses

Total costs and expenses increased $6.3 million, or 16.3%, to $45.1 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013.

Cost of services increased $6.6 million, or 30.2%, to $28.5 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013. The increase in cost of services related to a $1.6 million increase in the installation of products revenue and $0.5 million of new RMR added as compared to the three months ended December 31, 2013. Increased expenses included a $2.9 million increase in RMR promotions, provisioning and customer transfer costs, a $0.7 million increase in maintenance material expense, a $2.2 million increase in monitoring and managed service expense, a $1.4 million increase in wages and subcontractor labor and a $0.5 million increase in other operating expenses for the three months ended December 31, 2014 as compared to the three months ended December 31, 2013. The increase was partially offset by a decrease of $1.7 million in cost of services related to the Transferred Assets.

Cost of products increased $1.2 million, or 34.8%, to $4.8 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013. The increase in cost of products is related to a $1.5 million increase in installation materials cost, net of capitalized installation materials, during the three months ended December 31, 2014 offset by a decrease in service material expense of $0.4 million.

General and administrative expenses decreased $0.8 million, or 10.2%, to $6.7 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013. The decrease in general and administrative expenses resulted from a decrease of approximately $0.8 million related to the Transferred Assets during the three months ended December 31, 2013.

Amortization expense decreased $1.6 million, or 47.4%, to $1.8 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013. The decrease was primarily due to acquired alarm monitoring accounts reaching end of their amortizable life as of December 31, 2014.

Depreciation expense increased $0.1 million, or 4.5%, to $2.7 million for the three months ended December 31, 2014 as compared with the three months ended December 31, 2013. The increase was due to new subscriber system assets added during the quarter.

Adjusted EBITDA

Adjusted EBITDA decreased $2.5 million for the three months ended December 31, 2014 as compared to the three months ended December 31, 2013. The decrease resulted from lost service margins of $2.4 million attributable to the Transferred Assets.

Net Loss

Net loss increased $5.1 million, or 39.9%, to $18.0 million for the three months ended December 31, 2014 compared to the three months ended December 31, 2013 as a result of the factors described above.

Full Year 2014 Results

	Year Ended December 31,		Percent Change
	2014	2013

Revenue
Services	$106,501	$111,520	(4.5)%
Products	16,346	15,222	7.4%
Total revenue	122,847	126,742	(3.1)%

Costs and Expenses
Cost of services	94,273	86,902	8.5%
Cost of products	14,333	15,659	(8.5)%
General and administrative expenses	26,946	25,776	4.5%
Amortization	8,516	10,761	(20.9)%
Depreciation	9,879	10,121	(2.4)%
Loss on extinguishment of debt	—	572	*
Loss on sale of long-lived assets	1,719	109	*
Gain on sale of Transferred Assets	(39,715)	—	*
Total costs and expenses	115,951	149,900	(22.6)%
Income (loss) from operations	6,896	(23,158)	*
Interest expense	(24,529)	(23,954)	2.4%
Interest income	8	14	(42.9)%
Loss before provision for income taxes	(17,625)	(47,098)	(62.6)%
Provision for income taxes	(1,038)	(722)	43.8%
Net loss	(18,663)	(47,820)	(61.0)%
Net loss attributable to noncontrolling interest	—	(30)	*
Net loss attributable to Interface Security Systems Holdings, Inc.	(18,663)	(47,790)	(60.9)%
Redeemable Class A Preferred stock dividends	(4,564)	(10,411)	(56.2)%
Redeemable Class C Preferred stock dividends	(1,630)	(3,717)	(56.1)%
Convertible and redeemable Class E Preferred stock dividends	(502)	(2,358)	(78.7)%
Convertible and redeemable Class F Preferred stock dividends	(14)	(596)	(97.7)%
Redeemable Class G Preferred stock dividends	(19)	(813)	(97.7)%
Net loss attributable to common stockholders	$(25,392)	$(65,685)	(61.3)%
________________________
*Not meaningful

Revenue

The Company reported total revenue of $122.8 million for the year ended December 31, 2014, a decrease of 3.1%, as compared to the year ended December 31, 2013.

Services revenue decreased $5.0 million, or 4.5%, to $106.5 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013. The decrease was primarily due to an $11.2 million decline attributable to the Transferred Assets, partially offset by an increase of $6.2 million in services revenue from RMR growth and higher ARPU.

Products revenue increased $1.1 million, or 7.4%, to $16.3 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013 primarily due to an increase in service material products revenue of $1.6 million, partially offset by a $0.5 million decrease in product installations from the sale of the Transferred Assets.

Costs and Expenses

Total costs and expenses decreased $33.9 million, or 22.6%, to $116.0 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013, primarily related to the $39.7 million gain on the sale of the Transferred Assets.

Cost of services increased $7.4 million, or 8.5%, to $94.3 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013. The increase in cost of services is due to a $2.7 million increase in service materials related to maintenance agreements, a $3.7 million increase in RMR promotions, provisioning and customer transfer costs, a $2.6 million increase in wages and subcontractor labor, a $2.7 million increase in monitoring and managed service expense, a $1.7 million increase in other operating expenses and a $0.6 million increase in vehicle lease expense, partially offset by a $6.9 million decrease in costs associated with the sale of the Transferred Assets.

Cost of products decreased $1.3 million, or 8.5%, to $14.3 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013. The decrease in cost of products is related to a $2.3 million decrease in service materials during the year ended December 31, 2014, partially offset by an increase in installation materials of $1.0 million as a result of higher product sales during the period.

General and administrative expenses increased $1.2 million, or 4.5%, to $26.9 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013. The increase for the year ended December 31, 2014 was primarily due to $2.0 million of transaction costs related to the Transferred Assets. The Company also realized a decrease in expenses of $1.1 million related to the sale of the Transferred Assets, a $0.8 million decrease in fees related to canceled circuits and customer early termination fees offset by an increase of $1.2 million in legal and professional fees primarily related to the registration statement for the 9 1/4% Senior Secured Notes (the “Notes”).

Amortization expense decreased $2.2 million, or 20.9%, to $8.5 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013.  The decrease was primarily due to acquired alarm monitoring accounts reaching end of their amortizable life as of December 31, 2014.

Depreciation expense decreased $0.2 million, or 2.4%, to $9.9 million for the year ended December 31, 2014 as compared with the year ended December 31, 2013. The decrease was primarily due to the sale of the Transferred Assets in January 2014.

Adjusted EBITDA

Adjusted EBITDA decreased $7.7 million for the year ended December 31, 2014 as compared to the year ended December 31, 2013 driven by a net increase in general and administrative expense of $1.8 million related to an increase in costs incurred in connection with the sale of the Transferred Assets and registration statement for the Notes and lost service margins attributable to the Transferred Assets decreased Adjusted EBITDA by $8.9 million compared to the year ended December 31, 2013 after taking into consideration increased margins of $2.3 million from new RMR created during 2013 and 2014. Adjusted EBITDA decreased $0.1 million for the year ended December 31, 2013 as compared to the year ended December 31, 2012

Net Loss

Net loss increased $29.2 million, or 61.0%, to $18.7 million for the year ended December 31, 2014 compared to the year ended December 31, 2013, primarily as a result of the factors described above.

Liquidity

Our primary sources of liquidity are our cash on hand and the Revolving Credit Facility. As of December 31, 2014, we had cash on hand of $25.8 million and $9.4 million of available borrowing capacity under our Revolving Credit Facility. We had working capital of $20.0 million as of December 31, 2014 and used $44.9 million and $19.4 million of cash to fund our operations for the year ended December 31, 2014 and 2013, respectively.

Earnings Presentation

The Company will provide additional information in its Fourth Quarter and Full Year 2014 Earnings Presentation which can be viewed at the Company’s website at http://www.interfacesystems.com under "Investor Relations" under "Financial Information."

About Interface

Interface Security Systems is a recognized industry leader and pioneer in the Bundled Managed Service Provider space helping primarily large, commercial multi-site customers to SIMPLIFY TO THE POWER OF ONE™ by combining managed services into one highly-efficient, integrated bundle. By providing network access as part of a managed services bundle, the Company saves its clients the trouble of dealing with multiple vendors while saving them money as well. Interface manages a broad range of secure, IP-based security solutions for retail, commercial and small business customers as well as remote interactive video surveillance. The Company operates two UL Approved 5-Diamond CSAA Certified Secure Operations Centers and a nationwide service delivery infrastructure. Interface is a portfolio company of SunTx Capital Partners. For more information on Interface, visit www.interfacesystems.com.

Use of Non-GAAP Financial Measures

We use certain financial measures, including EBITDA and Adjusted EBITDA, as supplemental measures of our operating performance that are not required by, or presented in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. These measures are used in the internal management of our business, along with the most directly comparable GAAP financial measures, in evaluating our operating performance. In addition, our presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in our Revolving Credit Facility and the indenture governing the Notes.

EBITDA represents net income (loss) attributable to Interface Security Systems Holdings, Inc. before interest expense, interest income, income taxes, depreciation, amortization and net loss attributable to noncontrolling interest. Adjusted EBITDA represents EBITDA as further adjusted for gain or loss of sale of long-lived assets, gain on sale of Transferred Assets, loss on extinguishment of debt, sales and installation costs, net of sales and installation revenue, related to organic RMR growth, plus 50% of non-capitalized corporate and service center administrative costs related to organic RMR growth, less capitalized subscriber system assets. Our calculation of Adjusted EBITDA does not include any adjustments for expenses related to the sale of the Transferred Assets, the merger of The Greater Alarm Company, Inc. and Westec Acquisition Corp. into Interface Security Systems, L.L.C. in September 2013, financing of the Revolving Credit Facility or costs of preparing for the initial registration of the Notes. These expenses for the three months ended December 31, 2014 and 2013 were $0.1 million and $0.5 million, respectively, and $2.7 million and $0.8 million for the years ended December 31, 2014 and 2013, respectively.

Our measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA and Adjusted EBITDA because we believe that such information is used by certain investors as supplemental measures of a company’s historical ability to service debt. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their results. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes. Please see our consolidated financial statements contained elsewhere in this report.

Cautionary Statement Regarding Forward Looking Statements

The press release attached hereto may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”). Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in the press release attached hereto are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our inability to maintain compliance with various covenants under the Revolving Credit Facility to borrow funds;

•
restrictions in the indenture governing the 12.50% / 14.50% Senior Contingent Cash Pay Notes issued by Interface Master Holdings, Inc. on our ability to incur additional funded debt, other than amounts available under the Revolving Credit Facility;

•	our ability to obtain capital, grow RMR and maintain our business strategy, which raises substantial doubts about our ability to continue as a going concern;

•	our ability to compete effectively in a highly‑competitive industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of RMR in a few top customers and concentration of our business in certain markets;

•	our ability to manage relationships with third‑party providers, including telecommunication providers and broadband service providers;

•	our reliance on third party component providers and the risk associated with any failure or interruption in products or services provided by these third parties;

•	our reliance on third party software and service providers;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this Current Report and are expressly qualified in their entirety by the cautionary statements included in this Current Report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Contact Investor Relations:
Heather Helm
314-595-0177
Heather.Helm@interfacesystems.com

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenue
Services	$29,131	$28,660	$106,501	$111,520
Products	5,145	3,538	16,346	15,222
Total revenue	34,276	32,198	122,847	126,742
Costs and Expenses
Cost of services	28,455	21,853	94,273	86,902
Cost of products	4,808	3,568	14,333	15,659
General and administrative expenses	6,653	7,409	26,946	25,776
Amortization	1,789	3,399	8,516	10,761
Depreciation	2,680	2,565	9,879	10,121
Loss on extinguishment of debt	—	(135)	—	572
Loss on sale of long long-lived assets	671	80	1,719	109
Gain on sale of Transferred Assets	—	—	(39,715)	—
Total costs and expenses	45,056	38,739	115,951	149,900
Income (loss) from operations	(10,780)	(6,541)	6,896	(23,158)
Interest expense	(6,175)	(6,097)	(24,529)	(23,954)
Interest income	3	4	8	14
Loss before provision for income taxes	(16,952)	(12,634)	(17,625)	(47,098)
Provision for income taxes	(1,013)	(208)	(1,038)	(722)
Net loss	(17,965)	(12,842)	(18,663)	(47,820)
Net loss attributable to noncontrolling interest	—	—	—	(30)
Net loss attributable to Interface Security Systems Holdings, Inc.	(17,965)	(12,842)	(18,663)	(47,790)
Redeemable Class A Preferred stock dividends	—	(2,721)	(4,564)	(10,411)
Redeemable Class C Preferred stock dividends	—	(972)	(1,630)	(3,717)
Convertible and redeemable Class E Preferred stock dividends	—	(616)	(502)	(2,358)
Convertible and redeemable Class F Preferred stock dividends	—	(158)	(14)	(596)
Redeemable Class G Preferred stock dividends	—	(213)	(19)	(813)
Net loss attributable to common stockholders	$(17,965)	$(17,522)	$(25,392)	$(65,685)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS

	December 31,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$25,833	$361
Restricted cash	—	2,000
Accounts receivable, less allowance for doubtful accounts of $1,105 and $955	11,964	10,504
Inventories	21,655	6,881
Prepaid expenses and other assets	3,460	1,694
Assets held for sale	—	4,233
Total current assets	62,912	25,673
Property and equipment, net	27,718	20,506
Intangible assets, net	24,332	32,848
Goodwill	40,463	40,463
Deferred charges	6,654	8,838
Other assets	7,216	—
Total assets	$169,295	$128,328

Liabilities and Stockholders' Deficit
Current liabilities
Current portion of capital leases and other obligations	$2,126	$279
Accounts payable	18,070	13,625
Accrued expenses	16,901	15,199
Customer deposits	2,375	2,431
Deferred revenue	3,419	3,084
Liabilities held for sale	—	1,355
Total current liabilities	42,891	35,973
Long-term deferred revenue	2,826	2,863
Deferred tax liability	8,088	7,494
Capital leases and other obligations	2,280	39
Long-term debt	262,000	256,500
Total liabilities	318,085	302,869
Mezzanine equity
Redeemable Class A Preferred Stock, $1.00 par value, 70,000 shares authorized, 39,398 shares outstanding at December 31, 2014 and 2013	110,284	105,720
Redeemable Class C Preferred Stock, $1.00 par value, 60,000 shares authorized, 16,094 shares outstanding at December 31, 2014 and 2013	41,154	39,524
Convertible and redeemable Class E Preferred Stock, $1.00 par value, 50,000 shares authorized, 10,467 and 11,060 shares outstanding at December 31, 2014 and 2013, respectively	11,961	25,073
Convertible and redeemable Class F Preferred Stock, $1.00 par value, 5,000 shares authorized, 2,455 shares outstanding at December 31, 2013	—	4,995
Redeemable Class G Preferred Stock, $1.00 par value, 5,000 shares authorized, 1,711 shares outstanding at December 31, 2013	—	8,644
Total mezzanine equity	163,399	183,956
Stockholders' deficit
Class A Common Stock, $0.01 par value, 3,000,000 shares authorized, 2,632,840 and 21,677 shares outstanding at December 31, 2014 and 2013, respectively	26	—
Class B Common Stock, $0.01 par value, 1,500,000 share authorized, 976,880 and 8,043 shares outstanding at December 31, 2014 and 2013, respectively	10	—
Related party notes receivable	—	(100)
Additional paid-in-capital	71,564	—
Accumulated deficit	(383,789)	(358,397)
Total stockholders' deficit	(312,189)	(358,497)
Total liabilities and stockholders' deficit	$169,295	$128,328

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS

	Year Ended December 31,
	2014	2013

Cash flows from operating activities
Net loss	$(18,663)	$(47,820)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	8,516	10,761
Depreciation	9,879	10,121
Amortization of deferred financing fees	2,184	2,226
Deferred income tax	594	569
Loss on sale of long-lived assets	1,719	109
Gain on sale of Transferred Assets	(39,715)	—
Loss on extinguishment of debt	—	572
Change in operating assets and liabilities
Accounts receivable	(1,557)	(2,008)
Inventories	(9,608)	348
Prepaid expenses, notes receivable and other assets	(6,998)	(710)
Accounts payable	6,846	1,281
Accrued expenses	1,618	4,375
Customer deposits	(501)	(75)
Deferred revenue	833	896
Net cash used in operating activities	(44,853)	(19,355)
Cash flows from investing activities
Capital expenditures, subscriber system assets	(17,503)	(15,471)
Capital expenditures, other	(1,501)	(1,302)
Proceeds from sale of fixed assets	332	—
Proceeds from sale of Transferred Assets	40,799	87
Change in restricted cash	2,000	(2,000)
Net cash provided by (used in) investing activities	24,127	(18,686)
Cash flows from financing activities
Proceeds from debt	—	230,000
Payments on debt	—	(210,378)
Proceeds from revolving credit facility	5,500	28,500
Payments on capital leases and other obligations	(3,716)	(592)
Repayments on related party notes	100	24
Proceeds of issuance from common stock	71,600	—
Dividends paid on preferred stock	(17,912)	—
Redemption of redeemable preferred stock	(9,374)	—
Deferred charges	—	(10,653)
Purchase of noncontrolling interest	—	(73)
Net cash provided by financing activities	46,198	36,828
Net increase (decrease) in cash	25,472	(1,213)
Cash and cash equivalents
Beginning of period	361	1,574
End of period	$25,833	$361
Supplemental Disclosures
Cash paid for interest	$22,502	$14,673
Cash paid for taxes	$180	$180

Noncash items
Capital expenditures in accounts payable	$209	$611
Acquisition of inventory through financing agreements	$5,281	$—
Acquisition of managed support services through financing agreements	$1,984	$—
Acquisition of equipment through capital leases	$539	$—
Dividends accrued on Class A preferred stock	$(4,564)	$(10,411)
Dividends accrued on Class C preferred stock	$(1,630)	$(3,717)
Dividends accrued on Class E preferred stock	$(502)	$(2,358)
Dividends accrued on Class F preferred stock	$(14)	$(596)
Dividends accrued on Class G preferred stock	$(19)	$(813)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
IN THOUSANDS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net loss attributable to Interface Security Systems Holdings, Inc.	$(17,965)	$(12,842)	$(18,663)	$(47,790)
Net loss attributable to noncontrolling interest	—	—	—	(30)
Provision for income taxes	1,013	208	1,038	722
Interest expense	6,175	6,097	24,529	23,954
Interest income	(3)	(4)	(8)	(14)
Depreciation	2,680	2,565	9,879	10,121
Amortization	1,789	3,399	8,516	10,761
EBITDA	(6,311)	(577)	25,291	(2,276)
Loss on sale of long-lived assets	671	80	1,719	109
Gain on sale of Transferred Assets	—	—	(39,715)	—
Loss on extinguishment of debt	—	(135)	—	572
Sales and installation expense (a)	27,035	15,833	71,534	66,383
50% of overhead expenses (b)	3,327	3,642	13,369	12,638
Capitalized expenditures, subscriber system assets (c)	(8,845)	(3,404)	(17,101)	(15,642)
Sales and installation revenue (d)	(8,225)	(5,266)	(24,685)	(23,635)
Adjusted EBITDA	$7,652	$10,173	$30,412	$38,149

(a)	Reflects sales and installation costs related to organic RMR growth.
(b)   Reflects 50% of the corporate and service center administrative costs related to organic RMR growth and is not capitalized.  Corporate and service center administrative costs include expenses and the related overhead to support the RMR and installation growth. Other industry participants customarily allocate 50% of their overhead cost to RMR and sales growth.
(c)   Reflects sales and installation costs related to organic RMR growth, including those costs associated with accounts payable that are capitalized as subscriber systems assets.  Since the full amount of sales and installation expense is added as an adjustment in (a) above, the capitalized portion of the sales and installation cost is deducted from the Adjusted EBITDA calculation.
(d)   Reflects revenue received for the installation of subscriber systems related to organic RMR growth to match certain costs incurred in connection with the installations as described in (a) above.